Exhibit 99.1

Cancer Genetics Issues Letter to Shareholders

RUTHERFORD, N.J., October 16, 2018 – Cancer Genetics (Nasdaq: CGIX), a leader in enabling precision medicine for immuno-oncology and genomics through molecular markers and diagnostics, today announced the publication of a letter to shareholders from its Chief Executive Officer Jay Roberts.

Dear Shareholders,

As we approach the last few months of 2018, it is my pleasure to update you on our strategic and operational developments made throughout the year. Since I took on the role as Chief Executive Officer of the Company back in February 2018, we have made several positive advances in execution of our planned strategic direction in terms of our business and operations. We are progressing toward our primary objective of building Cancer Genetics into a leader in the precision oncology space, improving the lives of people battling cancers and creating value for the Company’s stakeholders.

Operational Highlights

As a part of our restructuring and growth strategy, we undertook a number of steps to improve our path to sustainable profitability. First, we sold certain non-performing assets for cash, such as the operations in India, for $1.6 million in cash at closing, with the possibility for up to another $300 thousand conditioned on the business reaching certain revenue target in subsequent months. Second, we have successfully completed the consolidation of the LA lab facility into New Jersey and North Carolina, on time and within budget. We are now taking necessary steps to streamline and optimize the lab operations in our New Jersey facility – primarily through leveraging operating synergies of the combined operations to improve efficiency and continue to reduce our overall operating costs. Third, we are continuing to focus on growing our biopharma and preclinical services business. Finally, we plan to continue to concentrate our efforts in our clinical business on high performing tests with strong demand and favorable reimbursement and payments.

Recently, we signed a definitive agreement to acquire NovellusDx. When the acquisition is approved and other closing conditions satisfied, the transaction is expected to enhance our capabilities in functional genomics, which we believe will drive growth in our preclinical and clinical trial services business. The transaction with NovellusDx aims to combine Cancer Genetics’ scale, expansive test portfolio and broad data set related to cancer biology, with NovellusDx’s proprietary functional genomics technology and machine learning abilities to form a cutting edge oncology-focused precision medicine company. The transaction with NovellusDx includes a bridge loan of up to $2.3 million, and commitments from certain existing NovellusDx shareholders to participate in a PIPE financing upon closing of the transaction, which is expected in Q1 2019.

Business Highlights

Recently, we entered into a partnership with Cellaria, a scientific innovator that develops revolutionary new cancer models. The partnership is focused on deploying our Genomics Center of Excellence to characterize Cellaria’s pipeline of commercial and custom-developed clinical biopharma products based on patient samples. We believe this collaboration will serve as an important catalyst to drive growth in our preclinical and biopharma business, and is complementary to the proposed NovellusDx transaction and recent vivoPharm acquisition competed in 2017.

We also launched Thermo Fisher Scientific’s next-generation sequencing (NGS) Oncomine™ Comprehensive Assay v3 to drive clinical trial opportunities with key channel partners. Thermo Fisher’s launching of the Oncomine™ Comprehensive Assay v3 in our labs demonstrates its confidence in our deep understanding of cancer biology and mutations. This new version of the assay offers superior tumor profiling capabilities that generate reliable results to empower both translational and clinical researchers in decision making.

In an effort to streamline our sales process and grow our biopharma business towards profitability, we strengthened our team with the appointment of Mike McCartney as our Chief Commercial Officer. Mike has strong experience in the life sciences, diagnostic and lab services industry with responsibilities in sales management, global marketing and business development. Under Mike’s leadership, our commercial teams are making remarkable progress with the addition of new biopharma and discovery stage preclinical projects and customers. The new contracts signed in Q3 for biopharma and discovery/preclinical services could amount to up to an estimated $9.7 million in potential revenues over the next 2 to 3 years. We are dedicated to continuing this momentum in our biopharma business and to make further progress in the coming quarters.

We also signed a manufacture and supply agreement with Agilent for our proprietary custom probe that is used in the Company’s proprietary FISH-based HPV-Associated Cancer Test (FHACT). Additionally, we hope to out-license the probes through domestic and international distribution channels, with such licensors having the ability to purchase probes manufactured by Agilent.

I want to thank you for your continued support. We are aligned in our efforts to advance our business and operational development, and we believe that Cancer Genetics’ cutting edge precision medicine tests and services have far-reaching possibilities in the oncology space. We are working diligently to advance the Company and look forward to sharing the details with you in an upcoming business update.

Jay Roberts

Chief Executive Officer

Cancer Genetics

ABOUT CANCER GENETICS

Cancer Genetics, Inc. is a leader in enabling precision medicine in oncology from bench to bedside through the use of oncology biomarkers and molecular testing. CGI is developing a global footprint with locations in the US, Australia and China. We have established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, Keck School of Medicine at USC and the National Cancer Institute.

The Company offers a comprehensive range of laboratory services that provide critical genomic and biomarker information. Its state-of-the-art reference labs are CLIA-certified and CAP-accredited in the US and have licensure from several states including New York State.

For more information, please visit or follow CGI at:

Internet: www.cancergenetics.com

Twitter: @Cancer_Genetics

Facebook: www.facebook.com/CancerGenetics

Important Information and Where to Find It

In connection with the proposed transaction pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 18, 2018, by and among Cancer Genetics, Inc., Wogolos, Ltd. and NovellusDx, Ltd., Cancer Genetics intends to file relevant materials with the Securities and Exchange Commission, or the SEC, including a registration statement that will contain a proxy statement and prospectus. Investors and stockholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by Cancer Genetics with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, Cancer Genetics and NovellusDx investors and stockholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by Cancer Genetics with the SEC by contacting Cancer Genetics, Inc., 201 Route 17 North, 2nd Floor, Rutherford, New Jersey 07070, Attention: Corporate Secretary or through the website maintained by the SEC at www.sec.gov. Investors and stockholders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the business combination between Cancer Genetics, Inc. and NovellusDx because they will contain important information.

Participants in the Solicitation

Cancer Genetics and NovellusDx, and their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the transaction between Cancer Genetics and NovellusDx. Information about Cancer Genetics’ directors and executive officers is included in Cancer Genetics’ Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 2, 2018, and the Form 10-K/A filed with the SEC on April 30, 2018. Additional information regarding these persons and their interests in the proposed transaction will be included in the proxy statement and prospectus relating to the proposed transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate,” “hope” and similar words, and the opposites of such words, although some forward-looking statements are expressed differently. Forward-looking statements involve known and unknown risks and uncertainties that exist in the Company’s operations and business environment, which may be beyond the Company’s control, and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are forward- looking statements. For example, forward-looking statements include, without limitation: statements regarding the ability of the parties to satisfy the closing conditions to the contemplated merger and the results of the merger, statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations. The risks and uncertainties referred to above include, but are not limited to, risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017 and subsequently filed Quarterly Reports on Form 10-Q. These risks could cause actual results to differ materially from those expressed in any forward- looking statements made by, or on behalf of, the Company. Forward-looking statements represent the judgment of management of the Company regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable at the time that they are made, the Company can give no assurance that such expectations will prove to be correct. Unless otherwise required by applicable law, the Company assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contacts:

Lee Roth / Carol Ruth

The Ruth Group

Tel: 646-536-7012 / 7004

Email: lroth@theruthgroup.com / cruth@theruthgroup.com

Media Contact:

Kirsten Thomas

The Ruth Group

Tel: 508-280-6592

Email: kthomas@theruthgroup.com